Exhibit 10.1

AMENDMENT #1 TO EMPLOYMENT AGREEMENT

This Amendment #1 ("Amendment #1") to the Employment Agreement, entered into as of March 27, 2018 and effective as of February 26, 2018 (the "Agreement"), by and between Avid Technology, Inc. ("Avid") and Jeff Rosica ("Executive") is effective as of April 1, 2020 ("Amendment Effective Date").

WHEREAS, due to the effect of the COVID-19 outbreak on the economy and on Avid's current financial situation, and the implications to the organization if the COVID-19 situation continues without intervention, the parties agree to the necessity of certain cost saving measures, including the temporary reduction of certain employees' salaries; and

WHEREAS, the parties wish to amend the Agreement as set forth in this Amendment #1.

NOW, THEREFORE, the parties hereto agree as follows:

1.
As of the Amendment Effective Date, Executive agrees to a temporary twenty-three percent (23%) reduction to Executive's base salary as paid to Executive immediately prior to the Amendment Effective Date. Such reduction in salary shall subsist for a minimum period of three (3) months from the Amendment Effective Date, and for so long as Avid maintains its COVID-19-related furlough program.

2.
Other than for the purposes of the amendment set forth in §1 above, the defined term "Base Salary" shall continue to mean the salary amount paid to Executive immediately prior to the Amendment Effective Date, and shall not refer to the temporary reduced salary brought about by this Amendment #1.

3.
Ratification. Except as expressly modified by this Amendment #1, the terms and provisions of the Agreement shall remain unchanged and in full force and effect and are hereby ratified and confirmed by the parties.

4.
Counterparts and Signature. This Amendment #1 may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This amendment may be executed by electronic signature or by scanning the executed document for electronic transmittal.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Agreement on the date above written.

Executive	Avid Technology, Inc.
Isl Jeff Rosica	Isl Diana Brunelle
Signature	Signature

Jeff Rosica	Diana Brunelle
Printed Name	Printed Name

Chief Executive Officer & President	Chief Human Resources Officer & SVP
Title	Title

April 29, 2020	April 29, 2020
Date	Date